UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004
                                                         -----------------

                        In Vivo Medical Diagnostics, Inc.
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             (Exact name of registrant as specified in its charter)



          Colorado                   000-49972                84-1579760
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  (State or other jurisdiction   (Commission File Number)    (IRS Employer
     of incorporation)                                     Identification No.)

  The Green House, Beechwood Business Park, North, Inverness, Scotland IV2 3BL
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              (Address of principal executive offices and Zip Code)

      Registrant's telephone number, including area code 011-44-1463-667347
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                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 22, 2004, In Vivo Medical Diagnostics, Inc. ("we" or "In Vivo") entered into a Subscription Agreement with an accredited investor, NITE Capital, L.P. (the "Investor"), pursuant to which the Investor purchased an aggregate principal amount of $250,000 in a 8% promissory note, and 60,096 shares of our common stock, par value $.001 per share. The aforementioned securities were issued to the Investor by us pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     The promissory note bears simple interest at 8% per annum payable on the maturity date, which is the earlier of (i) June 22, 2005 of (ii) the date subsequent to the date of the note which we enter into any financing or financings of any type aggregating $1,500,000 or more. If we do not repay the note within 3 business days of the maturity date (either on June 22, 2005 of upon subsequent financing as described in the preceding sentence), the Investor may, at its sole option, convert such note into common stock at a 50% discount of the average of the three lowest closing prices for our common stock on the NASD OTC Bulletin Board (or such other principal market or exchange where our common stock is listed or traded at the time of conversion) for the ten days immediately preceding the maturity date.

     We may prepay the principal amount of the note, in whole or in part without premium or penalty, at any time. In the event that we intend to prepay any or all of the outstanding principal or interest on the note, we must provide written notice to the Investor at least 10 days prior to the proposed prepayment date. In the event that we, subsequent to the date of the note, enter into any financing or financings of any type aggregating $1,000,000, then and in such event we shall be required to make a partial prepayment of $175,000 of the principal amount of the note and the pro rata share of interest accrued to date on such portion of the note. In addition, in the event that we, subsequent to the date of the note, enter into any financing or financings of any type aggregating more than $1,000,000 but less than $1,500,000, then and in such event the amount of the partial prepayment shall be increased on a pro-rata basis (up to the full principal amount of the note and the pro rata share of interest accrued to date on the note in the case of a financing totaling at least $1,500,000). We are required to notify the Investor in writing of any financing which results in In Vivo being required to prepay the note, in whole or in part, prior to June 22, 2005, and to make such payment within three business days after we receive the proceeds of such financing.

     In addition, we entered into a Registration Rights Agreement with the Investor dated as of December 22, 2004. If we at any time after the date hereof, but before December 22, 2005, propose to register any of our securities under the Securities Act of 1933, as amended (other than pursuant to a registration statement in connection with an acquisition or in a manner which would not permit the registration of the shares issuable pursuant to the note for sale to the public, such as on Form S-8 or on Form S-4 or other comparable form), we shall include the shares issuable pursuant to the note in such registration. Provided, however, that if, at any time after giving such written notice of our intention to register any of the Investor's securities and prior to the effective date of the registration statement filed in connection with such registration, we may determine for any reason not to register or to delay the registration. We must give written notice of such determination to the Investor and thereupon shall be relieved of our obligation to register any securities issued or issuable in connection with such registration (but not from our obligation to pay registration expenses in connection therewith or to register the securities in a subsequent registration).


Item 2.03 Creation of a Direct Financial Obligation.

         See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.


Exhibit Number                          Description
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      4.1           Subscription Agreement, dated December 22, 2004 by and among
                    In Vivo Medical Diagnostics, Inc. and NITE Capital, L.P.

      4.2 Registration Rights Agreement, dated December 22, 2004 by and among In Vivo Medical Diagnostics, Inc. and NITE Capital, L.P.

      4.3           Form of 8% Promissory Note issued to NITE Capital, L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          In Vivo Medical Diagnostics, Inc.


    Date: December 29, 2004               /s/ John Fuller
                                          -----------------------------------
                                          John Fuller
                                          Chief Executive Officer